Exhibit 10.17

DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT

AND FIXTURE FILING

(NORTH CAROLINA)

Prepared by:

Keith Fisher

GLENN O’KEITH FISHER, Attorneys at Law

2505 Henderson Drive

Jacksonville, NC  28546

After Recording Return To:

Stewart Title Guaranty Company

5935 Carnegie Blvd., Suite 301

Charlotte, NC 28209

Attn: Monique Saxbury

LENDER ADDRESS:

Vanderbilt Mortgage and Finance, Inc.

500 Alcoa Trail

Maryville, Tennessee 37804

Attn: Commercial Lending Division

TRUSTEE ADDRESS:

John Adam Kraemer

[personal information redacted]

DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT

AND FIXTURE FILING

This DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Security Instrument") is dated effective as of December 29, 2021 by CAROLINAS 4 MHP LLC, a North Carolina limited liability company, as grantor ("Grantor"), to JOHN ADAM KRAEMER, as trustee ("Trustee"), for the benefit of VANDERBILT MORTGAGE AND FINANCE, INC., a Tennessee corporation, as beneficiary ("Lender").

Grantor, in consideration of (a) the loan in the original principal amount of $4,400,000.00 (the "Loan") evidenced by that certain Promissory Note dated as of the date of this Security Instrument, executed by Grantor and made payable to the order of Lender (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the "Note"), (b) that certain Loan Agreement dated as of the date of this Security Instrument, executed by and between Grantor and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), and (c) the trust created by this Security Instrument, and to secure to Lender the repayment of the Indebtedness (as defined in this Security Instrument), and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Grantor contained in the Loan Documents (as defined in the Loan Agreement), irrevocably and unconditionally mortgages, grants, warrants, conveys, bargains, sells, and assigns to Trustee, in trust, for benefit of Lender, with power of sale and right of entry and possession, the Mortgaged Property (as defined in this Security Instrument), including the real property located in Randolph County, State of North Carolina and Burke County, State of North Carolina, and described in Exhibit A attached to this Security Instrument and incorporated by reference (the "Land"), to have and to hold such Mortgaged Property unto Trustee and Trustee's successors and assigns, forever; Grantor hereby releasing, relinquishing and waiving, to the fullest extent allowed by law, all rights and benefits, if any, under and by virtue of the homestead exemption laws of the Property Jurisdiction (as defined in this Security Instrument), if applicable.

Grantor represents and warrants that Grantor is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, warrant, convey, bargain, sell, and assign the Mortgaged Property, and that the Mortgaged Property is not encumbered by any Lien (as defined in this Security Instrument) other than Permitted Encumbrances (as defined in this Security Instrument). Grantor covenants that Grantor will warrant and defend the title to the Mortgaged Property against all claims and demands other than Permitted Encumbrances.

Grantor, and by their acceptance hereof, each of Trustee and Lender covenants and agrees as follows:

1. Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement. All terms used and not specifically defined herein, but which are otherwise defined by the UCC, shall have the meanings assigned to them by the UCC. The following terms, when used in this Security Instrument, shall have the following meanings:

"Accounts" means all money, funds, investment property, accounts, general intangibles, deposit accounts, chattel paper, documents, instruments, judgments, claims, settlements of claims, causes of action, refunds, rebates, reimbursements, reserves, deposits, subsidies, proceeds, products, Rents, and profits, now or hereafter arising, received or receivable, from or on account of the management and operation of the Mortgaged Property.

"Condemnation Action" means any action or proceeding, however characterized or named, relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect.

"Enforcement Costs" means all expenses and costs, including reasonable attorneys' fees and expenses, fees and out-of-pocket expenses of expert witnesses and costs of investigation, incurred by Lender as a result of any Event of Default under the Loan Agreement or in connection with efforts to collect any amount due under the Loan Documents, or to enforce the provisions of the Loan Agreement or any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy or insolvency proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding or Foreclosure Event) or judicial or non-judicial foreclosure proceeding, to the extent permitted by law.

"Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement dated as of the date of this Security Instrument, executed by Grantor and Guarantor (as defined in the Loan Agreement) to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

"Environmental Laws" has the meaning set forth in the Environmental Indemnity Agreement.

"Event of Default" has the meaning set forth in the Loan Agreement.

"Fixtures" means all Goods that are so attached or affixed to the Land or the Improvements as to constitute a fixture under the laws of the Property Jurisdiction.

"Goods" means all of Grantor's present and hereafter acquired right, title and interest in all goods which are used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators, and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring, and conduits used in connection with radio, television, security, fire prevention, or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers, and other appliances; light fixtures, awnings, storm windows, and storm doors; pictures, screens, blinds, shades, curtains, and curtain rods; mirrors, cabinets, paneling, rugs, and floor and wall coverings; fences, trees, and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs, and social network pages; computer equipment (hardware and software); and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements.

"Imposition Deposits" means deposits in an amount sufficient to accumulate with Lender the entire sum required to pay the Impositions when due.

"Impositions" means

(a) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property;

(b) the premiums for fire and other casualty insurance, liability insurance, rent loss insurance and such other insurance as Lender may require under the Loan Agreement;

(c) Taxes; and

(d) amounts for other charges and expenses assessed against the Mortgaged Property which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender's interests, all as reasonably determined from time to time by Lender.

"Improvements" means the buildings, structures, improvements, Sites, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements, facilities, and additions and other construction on the Land.

"Indebtedness" means the principal of, interest on, and all other amounts due at any time under the Note, the Loan Agreement, this Security Instrument, any subordination, assignment and security agreement affecting the Mortgaged Property, or any other Loan Document, including Prepayment Premiums, late charges, interest charged at the Default Rate, and accrued interest as provided in the Loan Agreement and this Security Instrument, advances, costs and expenses to perform the obligations of Grantor or to protect the Mortgaged Property or the security of this Security Instrument, all other monetary obligations of Grantor under the Loan Documents, including amounts due as a result of any indemnification obligations, and any Enforcement Costs.

"Land" means the real property described in Exhibit A.

"Leases" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property or any portion of the Mortgaged Property, and all modifications, extensions or renewals thereof.

"Lien" means any claim or charge against property for payment of a debt or an amount owed for services rendered, including any mortgage, deed of trust, deed to secure debt, security interest, tax lien, any materialman's or mechanic's lien, or any lien of a Governmental Authority, including any lien in connection with the payment of utilities, or any other encumbrance.

"Manufactured Home" means a "manufactured home" as that term is defined in the Manufactured Housing Construction and Safety Standards Act of 1974 as amended (42 U.S.C. Chapter 70), and in 24 C.F.R Section 3280.2, and any related fixtures and personal property.

"Mortgaged Property" means all of Grantor's present and hereafter acquired right, title and interest, if any, in and to all of the following:

(a) the Land;

(b) the Improvements;

(c) the Personalty;

(d) current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(e) insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Grantor obtained the insurance pursuant to Lender's requirements;

(f) awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

(g) contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Grantor now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(h) Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;

(i) earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan;

(j) Imposition Deposits, if required by Lender;

(k) refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);

(l) tenant security deposits, entrance fees, application fees, processing fees, community fees and any other amounts or fees paid by any tenant upon execution of a Lease;

(m) names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;

(n) collateral accounts and all collateral account funds;

(o) products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(p) all of Grantor's right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized; and

(q) all of Grantor's Accounts and contracts.

"Permitted Encumbrance" means only the easements, restrictions and other matters listed in a schedule of exceptions to coverage in the Title Policy and Taxes for the current tax year that are not yet due and payable.

"Personalty" means all of Grantor's present and hereafter acquired right, title and interest in all Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

"Prepayment Premium" has the meaning set forth in the Loan Agreement.

"Property Jurisdiction" means the jurisdiction in which the Land is located.

"Rents" means all rents (whether from residential or non-residential space), revenues and other income from the Land or the Improvements, including subsidy payments received from any sources, parking fees, laundry and vending machine income and fees and charges for food, and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and tenant security deposits.

"Site" means a lot in the Mortgaged Property leased to a Person under a Lease.

"Software" means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include any computer program that is included in the definition of Goods.

"Taxes" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, may become a lien, on the Land or the Improvements or any taxes upon any Loan Document.

"Title Policy" has the meaning set forth in the Loan Agreement.

"UCC" means the Uniform Commercial Code in effect in the Property Jurisdiction, as amended from time to time.

"UCC Collateral" means any or all of that portion of the Mortgaged Property in which a security interest may be granted under the UCC and in which Grantor has any present or hereafter acquired right, title or interest, including, without limitation, the Personalty.

2. Security Agreement; Fixture Filing.

(a) To secure to Lender, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Grantor contained in the Loan Documents, Grantor hereby pledges, assigns, and grants to Lender a continuing security interest in the UCC Collateral. This Security Instrument constitutes a security agreement and a financing statement under the UCC. This Security Instrument also constitutes a financing statement pursuant to the terms of the UCC with respect to any part of the Mortgaged Property that is or may become a Fixture under applicable law, and will be recorded as a "fixture filing" in accordance with the UCC. Grantor hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest without the signature of Grantor. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the UCC or otherwise provided at law or in equity, in addition to all remedies provided by this Security Instrument and in any Loan Document. Lender may exercise any or all of its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability or validity of Lender's other remedies. For purposes of the UCC, the debtor is Grantor and the secured party is Lender. The name and address of the debtor and secured party are set forth after Grantor's signature below which are the addresses from which information on the security interest may be obtained.

(b) Grantor represents and warrants that: (1) Grantor maintains its chief executive office at the location set forth after Grantor's signature below, and Grantor will notify Lender in writing of any change in its chief executive office within five (5) days of such change; (2) Grantor is the record owner of the Mortgaged Property; (3) Grantor's state of incorporation, organization, or formation, if applicable, is as set forth on Page 1 of this Security Instrument; (4) Grantor's exact legal name is as set forth on Page 2 of this Security Instrument; (5) [Reserved]; (6) Grantor is the owner of the UCC Collateral subject to no liens, charges or encumbrances other than the lien hereof; (7) except as expressly provided in the Loan Agreement, the UCC Collateral will not be removed from the Mortgaged Property without the consent of Lender; and (8) no financing statement covering any of the UCC Collateral or any proceeds thereof is on file in any public office except pursuant hereto.

(c) All property of every kind acquired by Grantor after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Grantor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further deeds of trust, mortgages, deeds to secure debt, security agreements, financing statements, assignments and assurances as Lender shall require for accomplishing the purposes of this Security Instrument and to comply with the rerecording requirements of the UCC.

3. Assignment of Leases and Rents; Appointment of Receiver; Lender in Possession.

(a) To secure to Lender, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Grantor contained in the Loan Documents, Grantor absolutely and unconditionally assigns and transfers to Lender all Leases and Rents. It is the intention of Grantor to establish present, absolute and irrevocable transfers and assignments to Lender of all Leases and Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Grantor. Grantor and Lender intend the assignments of Leases and Rents to be effective immediately and to constitute absolute present assignments, and not assignments for additional security only. Only for purposes of giving effect to these absolute assignments of Leases and Rents, and for no other purpose, the Leases and Rents shall not be deemed to be a part of the Mortgaged Property. However, if these present, absolute and unconditional assignments of Leases and Rents are not enforceable by their terms under the laws of the Property Jurisdiction, then each of the Leases and Rents shall be included as part of the Mortgaged Property, and it is the intention of Grantor, in such circumstance, that this Security Instrument create and perfect a lien on each of the Leases and Rents in favor of Lender, which liens shall be effective as of the date of this Security Instrument.

(b) Until an Event of Default has occurred and is continuing, but subject to the limitations set forth in the Loan Documents, Grantor shall have a revocable license to exercise all rights, power and authority granted to Grantor under the Leases (including the right, power and authority to modify the terms of any Lease, extend or terminate any Lease, or enter into new Leases, subject to the limitations set forth in the Loan Documents), and to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender, and to apply all Rents to pay the Indebtedness and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities and Impositions (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing (and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing), the Rents remaining after application pursuant to the preceding sentence may be retained and distributed by Grantor free and clear of, and released from, Lender's rights with respect to Rents under this Security Instrument.

(c) If an Event of Default has occurred and is continuing, without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, the revocable license granted to Grantor pursuant to Section 3(b) shall automatically terminate, and Lender shall immediately have all rights, powers and authority granted to Grantor under any Lease (including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease) and, without notice, Lender shall be entitled to all Rents as they become due and payable, including Rents then due and unpaid. During the continuance of an Event of Default, Grantor authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender, and Grantor shall, upon Grantor's receipt of any Rents from any sources, pay the total amount of such receipts to Lender. Although the foregoing rights of Lender are self-effecting, at any time during the continuance of an Event of Default, Lender may make demand for all Rents, and Lender may give, and Grantor hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Grantor any amounts that are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.

(d) If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Grantor, and even in the absence of waste, enter upon, take and maintain full control of the Mortgaged Property, and may exclude Grantor and its agents and employees therefrom, in order to perform all acts that Lender, in its discretion, determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents (including through use of a lockbox, at Lender's election), the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing this assignment of Rents, protecting the Mortgaged Property or the security of this Security Instrument and the Loan, or for such other purposes as Lender in its discretion may deem necessary or desirable.

(e) Notwithstanding any other right provided Lender under this Security Instrument or any other Loan Document, if an Event of Default has occurred and is continuing, and regardless of the adequacy of Lender's security or Grantor's solvency, and without the necessity of giving prior notice (oral or written) to Grantor, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in Section 3. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Grantor, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte, if permitted by applicable law. Grantor consents to shortened time consideration of a motion to appoint a receiver. Lender or the receiver, as applicable, shall be entitled to receive a reasonable fee for managing or operating the Mortgaged Property and such fee shall become an additional part of the Indebtedness. Immediately upon appointment of a receiver or Lender's entry upon and taking possession and control of the Mortgaged Property, possession of the Mortgaged Property and all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property, and all security deposits and prepaid Rents, shall be surrendered to Lender or the receiver, as applicable. If Lender or receiver takes possession and control of the Mortgaged Property, Lender or receiver may exclude Grantor and its representatives from the Mortgaged Property.

(f) The acceptance by Lender of the assignments of the Leases and Rents pursuant to this Section 3 shall not at any time or in any event obligate Lender to take any action under any Loan Document or to expend any money or to incur any expense. Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person in, on or about the Mortgaged Property. Prior to Lender's actual entry upon and taking possession and control of the Land and Improvements, Lender shall not be:

(1) obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease);

(2) obligated to appear in or defend any action or proceeding relating to any Lease or the Mortgaged Property; or

(3) responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.

The execution of this Security Instrument shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Grantor, prior to such actual entry and taking possession and control by Lender of the Land and Improvements.

(g) Lender shall be liable to account only to Grantor and only for Rents actually received by Lender. Lender shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Mortgaged Property by reason of any act or omission of Lender under this Section 3, and Grantor hereby releases and discharges Lender from any such liability to the fullest extent permitted by law, provided that Lender shall not be released from liability that occurs as a result of Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final, non-appealable court order. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall be added to, and become a part of, the principal balance of the Indebtedness, be immediately due and payable, and bear interest at the Default Rate from the date of disbursement until fully paid. Any entering upon and taking control of the Mortgaged Property by Lender or the receiver, and any application of Rents as provided in this Security Instrument, shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Security Instrument or any Loan Document.

(h) The assignment of Rents by Grantor pursuant to this Section 3 is subject to the Uniform Assignment of Rents Act (the "Act") codified as NRS Chapter 107A, as amended or recodified from time to time, and in the event of any conflict or inconsistency between the provisions of this Section 3 and the provisions of the Act, the provisions of the Act shall control.

4. Protection of Lender's Security.

If Grantor fails to perform any of its obligations under this Security Instrument or any other Loan Document, or any action or proceeding is commenced that purports to affect the Mortgaged Property, Lender's security, rights or interests under this Security Instrument or any Loan Document (including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Environmental Laws, fraudulent conveyance or reorganizations or proceedings involving a debtor or decedent), Lender may, at its option, make such appearances, disburse or pay such sums and take such actions, whether before or after an Event of Default or whether directly or to any receiver for the Mortgaged Property, as Lender reasonably deems necessary to perform such obligations of Grantor and to protect the Mortgaged Property or Lender's security, rights or interests in the Mortgaged Property or the Loan, including:

(a) paying fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants;

(b) entering upon the Mortgaged Property to make repairs or secure the Mortgaged Property;

(c) obtaining (or force-placing) the insurance required by the Loan Documents; and

(d) paying any amounts required under any of the Loan Documents that Grantor has failed to pay.

Any amounts so disbursed or paid by Lender shall be deemed to be obligatory advances and added to, and become part of, the principal balance of the Indebtedness, be immediately due and payable and bear interest at the Default Rate from the date of disbursement until fully paid. The provisions of this Section 4 shall not be deemed to obligate or require Lender to incur any expense or take any action.

5. Cross-Collateralization.

Intentionally Omitted.

6. Default; Acceleration; Remedies.

(a) If an Event of Default has occurred and is continuing, Lender, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (1) to enforce payment of the Loan; (2) to foreclose this Security Instrument judicially or non-judicially by the power of sale granted herein; (3) to enforce or exercise any right under any Loan Document; and (4) to pursue any one (1)or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by applicable law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Grantor has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Grantor to acceleration and sale.

(b) Grantor acknowledges that the power of sale granted in this Security Instrument may be exercised or directed by Lender without prior judicial hearing. In the event Lender invokes the power of sale and if it is determined in a hearing held in accordance with applicable law that Trustee can proceed to sale:

(1) Lender shall send to Grantor and any other Persons required to receive such notice, written notice of Lender’s election to cause the Mortgaged Property to be sold. Grantor hereby authorizes and empowers Trustee to take possession of the Mortgaged Property, or any part thereof, and hereby grants to Trustee a power of sale and authorizes and empowers Trustee to sell (or, in the case of the default of any purchaser, to resell) the Mortgaged Property or any part thereof, in compliance with applicable law, including compliance with any and all notice and timing requirements for such sale;

(2) Trustee shall have the authority to determine the terms of the sale, subject to applicable law. In connection with any such sale, the whole of the Mortgaged Property may be sold in one (1) parcel as an entirety or in separate lots or parcels at the same or different times. Lender shall have the right to become the purchaser at any such sale. Trustee shall be entitled to receive fees and expenses from such sale not to exceed the amount permitted by applicable law;

(3) within a reasonable time after the sale, Trustee shall deliver to the purchaser of the Mortgaged Property a deed or such other appropriate conveyance document conveying the Mortgaged Property so sold without any express or implied covenant or warranty. The recitals in such deed or document shall be prima facie evidence of the truth of the statements made in those recitals; and

(4) the outstanding principal amount of the Loan and the other Indebtedness, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. If the Mortgaged Property is sold for an amount less than the amount outstanding under the Indebtedness, the deficiency shall be determined by the purchase price at the sale or sales. Grantor waives all rights, claims, and defenses with respect to Lender’s ability to obtain a deficiency judgment.

(c) Grantor acknowledges and agrees that the proceeds of any sale shall be applied as determined by Lender unless otherwise required by applicable law.

(d) In connection with the exercise of Lender's rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (1) all expenditures and expenses authorized by applicable law and all other expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (2) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Lender incurred in preparation for, contemplation of or in connection with the exercise of Lender's rights and remedies under the Loan Documents; and (3) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Lender's rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Lender may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Lender's rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section 5, and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Lender in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any Foreclosure Event, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Grantor, with interest thereon at the Default Rate until paid.

(e) Any action taken by Trustee or Lender pursuant to the provisions of this Section 5 shall comply with the laws of the Property Jurisdiction. Such applicable laws shall take precedence over the provisions of this Section 5, but shall not invalidate or render unenforceable any other provision of any Loan Document that can be construed in a manner consistent with any applicable law. If any provision of this Security Instrument shall grant to Lender (including Lender acting as a mortgagee-in-possession), Trustee or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon, during the continuance of or following an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any applicable law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such applicable law to the full extent permitted by law.

7. Waiver of Statute of Limitations and Marshaling.

Grantor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument and/or any other Loan Document or by applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Grantor, for itself and all who may claim by, through, or under it, and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels (at the same time or different times) in connection with the exercise of any of the remedies provided in this Security Instrument or any other Loan Document, or afforded by applicable law.

8. Waiver of Redemption; Rights of Tenants.

(a) Grantor hereby covenants and agrees that it will not at any time apply for, insist upon, plead, avail itself, or in any manner claim or take any advantage of, any appraisement, stay, exemption or extension law or any so-called "Moratorium Law" now or at any time hereafter enacted or in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument. Without limiting the foregoing:

(1) Grantor for itself and all Persons who may claim by, through, or under Grantor, hereby expressly waives any so-called "Moratorium Law" and any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Security Instrument, it being the intent hereof that any and all such "Moratorium Laws," and all rights of reinstatement and redemption of Grantor and of all other Persons claiming by, through, or under Grantor are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law;

(2) Grantor shall not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(3) if Grantor is a trust, Grantor represents that the provisions of this Section 8 (including the waiver of reinstatement and redemption rights) were made at the express direction of Grantor's beneficiaries and the persons having the power of direction over Grantor, and are made on behalf of the trust estate of Grantor and all beneficiaries of Grantor, as well as all other persons mentioned above.

(b) Lender shall have the right to foreclose subject to the rights of any tenant or tenants of the Mortgaged Property having an interest in the Mortgaged Property prior to that of Lender. The failure to join any such tenant or tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Grantor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding.

9. Notice.

(a) All notices under this Security Instrument shall be:

(1) in writing, and shall be (A) delivered, in person, (B) mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or (C) sent by overnight express courier;

(2) addressed to the intended recipient at its respective address set forth at the end of this Security Instrument; and

(3) deemed given on the earlier to occur of:

(A) the date when the notice is received by the addressee; or

(B) if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b) Any party to this Security Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 9.

(c) Any required notice under this Security Instrument which does not specify how notices are to be given shall be given in accordance with this Section 9.

10. Mortgagee-in-Possession.

Grantor acknowledges and agrees that the exercise by Lender of any of the rights conferred in this Security Instrument shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

11. Release.

Upon payment in full of the Indebtedness, Lender shall cause the release of this Security Instrument and Grantor shall pay Lender's costs incurred in connection with such release.

12. Substitute Trustee.

Lender, at Lender's option, may from time to time remove Trustee and appoint a successor trustee in accordance with the laws of the Property Jurisdiction. Without conveyance of the Mortgaged Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee in this Security Instrument and by applicable law.

13. North Carolina State Specific Provisions.

In the event of any inconsistencies between the terms and conditions of this Section 13 and the other terms and conditions of this Security Instrument, the terms and conditions of this Section 13 shall control and be binding.

(a) Lender shall have the right to recommend to the court the person to be appointed as receiver pursuant to Section 3(c).

(b) Grantor hereby waives and releases any rights Grantor may have with regard to release of liability or obligations of Grantor pursuant to N.C. Gen. Stat. Section 45-45.1 (or any amendment thereto).

(c) This Security Instrument secures all present and future advances and obligations of Grantor to Lender. The time period within which future advances and obligations are to be made and incurred and secured by this Security Instrument is the period between the date hereof and the date which is thirty (30) years from the date hereof, including any future loans, advances and readvances which may be made from time to time by Lender to Grantor, and any and all amendments or modifications thereto which may hereafter be entered into from time to time between Grantor and Lender or any other instrument, document or agreement between Grantor and Lender. The maximum principal amount, including present and future obligations, which may be secured by this Security Instrument at any one (1) time is two hundred percent (200%) of the original principal amount of the Note, plus accrued interest, fees and expenses. Any additional amounts advanced pursuant to the provisions of this Security Instrument shall be deemed necessary expenditures for the protection of the security. Grantor does not need to sign any instrument or notation evidencing or stipulating that future advances are secured by this Security Instrument.

14. Governing Law; Consent to Jurisdiction and Venue.

With respect to procedural matters related to the perfection of Lender's lien, to the enforcement of Lender's remedies hereunder, or to non-waivable provisions of the laws of the Property Jurisdiction, this Security Instrument shall be governed by the laws of the Property Jurisdiction without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. In all other respects, this Security Instrument shall be governed by the laws of the State of Tennessee without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. Notwithstanding the foregoing to the contrary, should there be a question as to whether any provision of this Security Instrument is void, voidable, or unenforceable by applicable of the laws of the State of Tennessee, then such provision in question shall be governed by the laws of the Property Jurisdiction without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. Grantor agrees that any controversy arising under this Security Instrument shall be litigated, in Lender's sole discretion, exclusively in the state or federal courts located in the Property Jurisdiction or in Knoxville, Knox County, Tennessee. Grantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

15. Miscellaneous Provisions.

(a) This Security Instrument shall bind, and the rights granted by this Security Instrument shall benefit, the successors and assigns of Lender. This Security Instrument shall bind, and the obligations granted by this Security Instrument shall inure to, any permitted successors and assigns of Grantor under the Loan Agreement. If more than one (1) person or entity signs this Security Instrument as Grantor, the obligations of such persons and entities shall be joint and several. The relationship between Lender and Grantor shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Lender and Grantor. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.

(b) The invalidity or unenforceability of any provision of this Security Instrument or any other Loan Document shall not affect the validity or enforceability of any other provision of this Security Instrument or of any other Loan Document, all of which shall remain in full force and effect. This Security Instrument contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Security Instrument. This Security Instrument may not be amended or modified except by written agreement signed by the parties hereto.

(c) The following rules of construction shall apply to this Security Instrument:

(1) The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument.

(2) Any reference in this Security Instrument to an "Exhibit" or "Schedule" or a "Section" or an "Article" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Security Instrument or to a Section or Article of this Security Instrument.

(3) Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(4) Use of the singular in this Security Instrument includes the plural and use of the plural includes the singular.

(5) As used in this Security Instrument, the term "including" means "including, but not limited to" or "including, without limitation," and is for example only, and not a limitation.

(6) Whenever Grantor's knowledge is implicated in this Security Instrument or the phrase "to Grantor's knowledge" or a similar phrase is used in this Security Instrument, Grantor's knowledge or such phrase(s) shall be interpreted to mean to the best of Grantor's knowledge after reasonable and diligent inquiry and investigation.

(7) Unless otherwise provided in this Security Instrument, if Lender's approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender's sole and absolute discretion.

(8) All references in this Security Instrument to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(9) "Lender may" shall mean at Lender's discretion, but shall not be an obligation.

16. Time is of the Essence.

Grantor agrees that, with respect to each and every obligation and covenant contained in this Security Instrument and the other Loan Documents, time is of the essence.

17. WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GRANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GRANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH OF GRANTOR AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, as of the date first written above, Grantor has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable).

GRANTOR:
CAROLINAS 4 MHP LLC

By: Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

STATE OF North Carolina )

COUNTY OF Mecklenburg )

Before me, the undersigned, a Notary Public of said County and State, personally appeared Michael Z. Anise, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Manufactured Housing Properties Inc., a Nevada corporation, which is the Sole Member of CAROLINAS 4 MHP LLC, a North Carolina limited liability company, the within named Borrower, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Borrower in such capacity.

Witness my hand and seal, this __15 day of__December________, 2021_.

/s/ Jonathan Visconti
Notary Public

My Commission Expires: 03-15-2022

Grantor Address:

CAROLINAS 4 MHP LLC

136 Main Street

Pineville, North Carolina 28134

Attn: Raymond M. Gee

Lender Address:

Vanderbilt Mortgage and Finance, Inc.

500 Alcoa Trail

Maryville, Tennessee 37804

Attn: Commercial Lending Division

Trustee Address:

John Adam Kraemer

[personal information redacted]

EXHIBIT A

Legal Description

Parcel One:

Lying and Being in the Asheboro Township, Randolph County, North Carolina and being more fully described as follows:

BEGINNING at a stake on the north side of N. C. State Road No. 1170, a corner in Thomas F. Kearns Estate line; thence South 2 East 347.42 feet with the center of a farm road to a point in Thomas F. Kearns Estate line; thence South 5-30 West 444.34 feet with the center of said road to a point; thence North 86 West 411 feet to a stake; thence North 86-30 West 500 feet to a stake; thence North 13-15 West 750 feet to a stake in the southern right of way line of N.C. Highway No. 49; thence with the southern right of way line of N.C. Highway No. 49 the following courses and distances: North 78-30 East 24 feet; North 77-30 East 100 feet; North 76-40 East 100 feet; North 75 East 93 feet; thence leaving said right of way line South 86 East 267 feet to a stake on the north side of State Road No. 1170 in the school lot line; thence South 85 East 183.75 feet to a stake; thence South 85 East 350 feet with the north side of State Road No. 1170 to the Beginning, containing 18.40 acres, more or less, and being Lot Nos. 3 and 4 of an unrecorded survey by Ben H. Wood, dated June 21, 1968.

Address: **3855 Mechanic Road, Asheboro, NC 27205**
Parcel #: **7619-70-5783 and 7619-70-9481**

Parcel Two:

Lying and Being in the Grant Township, Randolph County, North Carolina and being more fully described as follows:

BEGINNING at a point in the center of NCSR 2614, Bollard's corner; thence with the center of said road North 43 degrees 31 minutes East 483.06 feet and North 42 degrees 37 minutes East 124.55 feet to a point in the center of said road, a new corner; thence along a new line North 62 degrees 32 minutes 15 seconds West 1,573.61 feet to an iron pipe, a new corner with Roberts in the Jimmy Kiser line; thence with the Kiser line South 23 degrees 55 minutes 50 seconds West 345 feet to an iron pipe, Jimmy Kiser's 13.077 acre tract southeast corner; thence with the Kiser line North 80 degrees 51 minutes 20 seconds West 534.01 feet to a point in the center of NCSR 2611; thence with the center of NCSR 2611 South 12 degrees 01 minute West 80 feet, South 16 degrees 40 minutes West 272.30 feet and South 07 degrees 13 minutes West 90. 70 feet to a point in the center of the Road, corner with the Fred Bray Estate Property; thence South 78 degrees 55 minutes East 52.36 feet; thence South 01 degree 30 minutes East 49.87 feet to a stone; thence with Gatlin's line (Book 966, Page 463) South 80 degrees 18 minutes East 378.44 feet to a stake at a forked sweet gum tree, corner with Gatlin and Bullard; thence with the Bullard line South 87 degrees 08 minutes 15 seconds East 464.27 feet to an iron pipe in Bullard's line; thence with Bullard's line South 67 degrees 7 minutes East 935.76 feet to the BEGINNING corner, containing 27.837 acres, more or less.

See map by Clotus Craven dated December 1978, revised December 17, 1985, in name of Maggie Barkley Estate and Fred Bray Estate.

This conveyance is SUBJECT to those restrictions found recorded in Book 1212, Page 2010, Randolph County Registry.

Address: **1802 Grantville Lane, Asheboro, NC 27205**
Parcel #: **7790-26-6462**

EXHIBIT B

EXCEPTIONS TO TITLE

EXHIBIT A

BEGINNING on an iron pipe in Northwest right of way limit boundary line of S. R. 1439, Idlewild Farm Road, common corner of Lots 2 and 3, and runs thence with line of Lot 2 North 31°12'30" West 200.4 feet to iron pipe, corner of Lots 2, 3, 21 and 22; thence with line of Lot 21 North 54°23' East 100 feet to iron pipe, corner of Lots 3, 4, 20 and 21; thence South 31° 08' East 199.49 feet to an iron pipe in North right of way limit boundary line of S. R. 1439, corner of Lot 4; thence with said right of way limit boundary line South 52°06' West 52.73 feet to iron pipe; thence continuing with said right of way limit boundary line South 53°20' West 47.27 feet to the point of BEGINNING, and being Lot 3 as shown on plat of Idlewild Acres, Section No. I-A, prepared by Childres-Andrews Surveying Company, dated May 16, 1973, and recorded Plat Book 6, Page 63, Burke Registry.

LESS AND EXCEPT:

All that tract or parcel of land being 0.93 acres. more or less, and being more particularly described in that deed from Gary E. Coffey to Robert O Huffman and wife, Debra K. Huffman dated and recorded May 4, 1994 in Book 0824, Page 1997 in the Burke County Public Registry, and also more particularly described as follows:

BEGINNING at a 3/4 inch pipe found in the northwestern margin of NCSR 1439 (aka Henderson Mill Road or Idlewild Farn Road), said pipe also being the southern corner of the Ronald Whitis and Martha T. Whitis property found in Deed Book 712, page 313, Burke County Registry; thence with the margin of NCSR 1439 South 51°40'24" West 218.94 feet to an iron set; thence North 33° 24' 33" West 190.61 feet to an iron set; thence North 55°53'15" East 225.16 feet to an iron set, said line being bound by property of Gary E. Coffey pursuant to deed recorded in Book 700, page 759, Burke County Registry; thence with the Whitis line, South 31°06' 30" East 174.75 feet to the point of BEGINNING and containing 0.93 acres according to that Survey of Property for Robert O. Huffman and wife, Debra K. Huffman dated April 20, 1994, by David J. Wilson, RLS.

LESS AND EXCEPT:

All that tract or parcel of land being 0.90 acres, more or less, and being more particularly described in that deed from Gary Coffey to Wayne Michael Franklin and wife, Cathie Geneva Franklin dated and recorded October 3, 1994 in Book 0832, Page 350 in the Burke County Public Registry, and also more particularly described as follows:

BEGINNING at a 3/4 inch pipe found in the northern right-of-way margin of Henderson Mill Road (S.R. 1439), said pipe marking the southeast corner of the subject tract, and from this Beginning point with the northern right-of-way margin of Henderson Mill Road, the following courses and distances: South 75°38'00" West 33.60 feet to a point; thence chord bearing South 73°23'00" West 66.40 feet, arc equals 66.42 feet and radius equals 845.28 feet to an axle found; thence chord bearing South 67°42'54" West 99.95 feet arc equals 100.01 feet and radius equals 845.28 feet to a 3/4 inch pipe found in the Ronald G. Whitis et ux line (Book 712, Page 313); thence with the Whitis line North 25°22'00" West 198.72 feet to an axle; thence leaving the Whitis line North 69°29'27" East 199.24 feet to a 1/2 inch solid iron set; thence with the Gary Coffey tract (Book 700, Page 759) South 25°20'17" East 203.74 feet to the point of Beginning. and containing .90 acres, more or less.

LESS AND EXCEPT:

All that tract or parcel of land being 0.917 acres, more or less, and being more particularly described in that deed from Gary Coffey to David Ellis recorded July 11, 1995 in Book 0845, Page 930 in the Burke County Public Registry, and also more particularly described as follows:

BEGINNING at an existing Iron pin in the northern right-of-way of NCSR 1439 (Henderson Mill Road), said point also being the southeastern property owned by Wayne M. Franklin as described in Deed Book 832, Page 350 Burke county Registry; thence with the Franklin's eastern line North 25°25'59" West 203.72 feet to an iron rod; thence North 75°30'14" East 200.00 feet to an iron pin; thence south 25°19'18" East 203.64 feet to an iron pin in the northern right-of-way of NCSR 1439; thence with the northern margin of NCSR 1439 south 75°33'19" West 100.17 feet to an iron pin; thence continuing South 75°27'07" West 99.43 feet to the point and place of beginning and containing 0.917 acres according to that plat of survey entitled "Survey for David Ollis and Gary Coffey" by Ronnie A. Childres, RLS, and dated May 2, 1995.

LESS AND EXCEPT:

All that tract or parcel of land being 0.07 acres, more or less, and being more particularly described in that deed from Gary E Coffey to Robert O. Huffman and wife, Debra K. Huffman dated September 12, 1997 and recorded September 19, 1997 in Book 0887, Page 892 in the Burke County Public Registry, and also more particularly described as follows:

60675-00001